                                                                   Exhibit 10.16

                           RESTATED TRANSFER AGREEMENT

                  (hereinafter referred to as the "Agreement")

              Made this 26th day of May 2005 (the "Effective Date")

                                 By and between

                         HORMOS MEDICAL CORP. ("Hormos")
                  PharmaCity, Itainen Pitkakatu 4 B, FIN-20520
                                 Turku, Finland

                                       and

               TESS DIAGNOSTICS AND PHARMACEUTICALS INC. ("Tess")
                           P.O. Box 2147, Granite Bay
                            California 95746, U.S.A.

1. RECITALS

1.1 Tess and Hormos are parties to that certain Agreement on Transfer of Agreement and Assignment of Contractual Rights and Obligations of the Patent License and Technical Assistance Agreement dated December 12, 2002 (the "Transfer Agreement") whereby Hormos and Tess agreed on certain royalty and other payments payable by Hormos to Tess in exchange for an assignment of all of Tess' rights in and to certain patents.

1.2 According to the Transfer Agreement, if any third party with the intention to commercialize ospemifene should by means of acquisition or merger acquire Hormos, Tess and Hormos shall negotiate for fair compensation before such transaction is consummated.

1.3 QuatRx Pharmaceuticals Company ("QuatRx") is acquiring a controlling interest in Hormos. Tess and Hormos desire to restate the Transfer Agreement as set forth herein.

2. DEFINITIONS

"Affiliate" shall mean each and every business entity controlling, controlled by or under common control with a party. For purposes of this definition, "control" shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the voting or income interest of the applicable business entity.

"Assigned Patents" shall have the meaning set forth in Section 3.1.


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"Change in Control of QuatRx" shall mean that (a) by means of acquisition, merger or comparable corporate arrangement, more than 50% of the outstanding shares of stock of QuatRx are acquired by a third party not currently a shareholder of QuatRx or (b) QuatRx is merged with a third party that is not currently an Affiliate of QuatRx such that more than 50% of the outstanding shares of stock of the surviving entity are controlled by a third party not currently a shareholder of QuatRx AND such third party is an industrial partner larger than QuatRx active in pharmaceutical industry.

"License Payment" shall mean a down-payment or milestone payment received by Hormos or any of its Affiliates from a third party licensee in consideration of Hormos granting an exclusive license under all the Ospemifene Patents to such third party licensee to develop and commercialize Products.

"Net Sales" shall mean the gross receipts of Hormos, any of its Affiliates or licensees from sales of Products in any country less custom charges, duties and taxes (including but not limited to "VAT" and other turnover taxes) less delivery, shipping and transportation costs, less credits or allowance on account of rejections or returns of Product(s) previously sold and less trade discounts. However, except where the licensee or Affiliate is the final consumer of the Product, any sale to a licensee or Affiliate shall be excluded from the computation of Net Sales, but any subsequent sale by the licensee or Affiliate to a third party other than another licensee or Affiliate shall be included in the computation of Net Sales.

"Net Value" shall mean the gross value of License Payments, less the following amounts (the "Net Value Deductions"), to the extent incurred prior to receipt of the foregoing down payments and milestones:

     i) The amount of all milestones paid to Orion Corporation pursuant to that certain License Agreement between Hormos and Orion dated December 5, 2002,

     ii)  The amount of all success fees paid by Hormos to Innomedica Ltd,

     iii) The amount of all taxes other than income taxes paid or payable by Hormos and any of its Affiliates directly related to the payments described in (i) and (ii) above;

     iv) The amount of all necessary and reasonable research and development costs for obtaining regulatory approval for the commercialization of ospemifene for any indication, including, without limitation, all of the following: a) costs accrued after December 12, 2002 but prior to the effective date of this Agreement, whose definitive value is 3,065,112 EUR; b) costs that are paid by Hormos or any of its affiliates after the Effective Date, but before executing any licensing agreement with any licensee of the Ospemifene Patents, and
          c) costs that Hormos or any of its Affiliates may be responsible for according to any licensing agreement relating to the Ospemifene Patents.

"Ospemifene" shall mean the chemical substance commonly referred to as "ospemifene" as its generic name.

"Ospemifene Patents" shall mean the issued patents and patent applications set forth on Exhibit A, which is attached hereto and incorporated herein by reference, and all corresponding patents and patent applications and any foreign counterparts thereof, and any continuations, continuations-in-part, substitutions, re-validations, divisions, re-issues, additions, renewals and extensions thereof, and any patents issuing therefrom.

"Product(s)" shall mean any pharmaceutical product for any indication having ospemifene as one of its active ingredients, whose development, commercialization and/or marketing would


                                      -2-

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infringe the Ospemifene Patents in the absence of ownership or license to the
Ospemifene Patents.

"Summary Development Plan" shall mean a summary of the current development plan for ospemifene which is attached hereto as Exhibit A. The Summary Development Plan, including any and all studies described therein, may be modified in Hormos' sole discretion, at any time. It is further understood that the timelines in the Summary Development Plan are not binding.

3. EARLIER ASSIGNMENTS AND CONSIDERATION

     3.1 Tess acknowledges and agrees that it has assigned to Hormos all of its right, title and interest in and to the following patents (the "Assigned Patents") and that Tess does not own or control, and has not granted rights to any third party in, any other patents or patent applications or other rights in or to ospemifene. Tess further represents and warrants that immediately prior to this Agreement, Tess owned all right, title and interest in and to the Assigned Patents and that ********************** has executed assignments whereby he has assigned to Tess all of his respective rights, title and interests in and to the Assigned Patents:

          i)   "Method for the treatment of **************************
               *************************************************** (or: ******
               **************************************************************
               *********************)" US Patent ********* and all corresponding patents and patent applications and any foreign counterparts thereof, and any continuations, continuations-in-part, substitutions, re-validations, divisions, re-issues, additions, renewals and extensions thereof, and any patents issuing therefrom, and

          ii)  "********************************" US Patent ********* and all
               other corresponding patents/patent applications and any foreign counterparts thereof, and any continuations, continuations-in-part, substitutions, re-validations, divisions, re-issues, additions, renewals and extensions thereof, and any patents issuing therefrom.

     3.2 Hormos and Tess acknowledge that as partial, but not full compensation for the assignment set forth in Section 3.1, Hormos has paid to Tess a transfer fee of seven hundred thousand ($700,000) US dollars in accordance with the terms of the Transfer Agreement.

4. CONSIDERATION AND TERMS OF PAYMENT

     4.1 As additional compensation for the assignment set forth in Section 3.1, Hormos shall pay to Tess the following:

          (a) Royalty. Hormos shall pay to Tess ******************* per cent (****%) of Net Sales of each Product on a country by country basis for a period of time beginning on the first commercial sale of any Product and ending upon the last to expire of an issued Ospemifene Patent claiming such Product.

          (b) License Payment Fees. With respect to License Payments, Hormos shall pay to Tess the following:


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               -    ******************** per cent (**** %) of the first *****
                    (****) million euro of Net Value.

               - **** per cent (**** %) of the Net Value in excess of **** (****) million euro.

               For the avoidance of doubt, each time that Hormos is required to make a payment to Tess under this Section 4.1(b) as a result of receipt of a License Payment, it shall deduct from such License Payment the total accumulated Net Value Deductions existing as of the due date of the payment due to Tess hereunder (less any such Net Value Deductions that have been used to calculate the Net Value owed to Tess based on prior License Payments). The amount of any fees payable under this subsection 4.1(b) shall be reduced by the amount of milestones already paid to Tess pursuant to subsection 4.1(c).

          (c) Change in Control Payments. If after a Change in Control of QuatRx, Hormos and its Affiliates (or the surviving entity after such Change of Control of QuatRx if Hormos is not in then in existence) determine to develop and commercialize Products without exclusively licensing to a third party all of Hormos' rights in the Ospemifene Patents, then Hormos shall pay to Tess the following milestone payments:

                    -    $********* within 30 days of the *********************
                         **************************************************
                         *****************************************************
                         *************************************************
                         ***************************************************
                         *****.


                    - $********* upon acceptance for filing by the FDA of the first NDA for the first Product.



                    - $********* upon FDA approval of the first NDA for the first product for any indication other than
                         ************.



                    - $********* upon FDA approval of the first NDA for the first product for the treatment of **********.


          If after a Change in Control of QuatRx, Hormos makes any of the foregoing milestone payments under this subsection 4.1(c) and then Hormos receives License Payments, then Hormos shall no longer be obligated to make any payments under this subsection 4.1(c), and instead, Hormos shall be obligated to make the payments required under subsection 4.1(b).

     4.2 All the payments to Tess shall be made in US dollars. If Hormos received Net Sales in currency other than United States Dollars, the royalty payments due to Tess on account of such Net Sales shall be converted into United States dollars at the conversion rate for the foreign currency as published in The Wall Street Journal, Eastern Edition 7 days before the payment shall be due.

     4.3 All payments due under Section 4.1 shall be made within 60 days after the end of each calendar quarter in which the payment obligation accrues.

5. ASSIGNMENT OF RIGHTS TO OSPEMIFENE OR CHANGES IN THE CORPORATE STRUCTURE


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     5.1. Hormos may transfer or assign its rights in the Ospemifene Patents to any third party only upon undertaking by the third party to be bound by the terms of this Agreement.

6. ENTRY INTO FORCE AND TERMINATION

     6.1 This Agreement shall become effective at the closing of that certain Share Exchange Agreement between QuatRx and Hormos. If the closing has not taken place by June 30, 2005, this Agreement shall be deemed terminated.

     6.2 It is hereby agreed that the Transfer Agreement is hereby amended and restated by this Agreement.

     6.3 If Hormos decides to permanently discontinue the development and commercialisation activities of Ospemifene, then Hormos shall have the right, in its sole discretion, to terminate this Agreement upon written notice to Tess. After any such termination, Hormos shall no longer be obligated to make any payments to Tess hereunder and at Tess' request, Hormos shall reassign to Tess the rights in the Assigned Patents that Tess originally assigned to Hormos pursuant to the Agreement, all at Tess' cost.

7. REPORTING

Hormos shall provide a report to Tess summarizing the status of the development of ospemifene, which report shall be due each June 1 and December 1 during the term of this Agreement until the first Product is approved for sale in any country or Hormos determines to cease all development activities with regard to ospemifene. Hormos shall not be obligated to include any confidential, proprietary information in any such report unless and until Hormos and Tess execute a confidential disclosure agreement covering such reports.

8. MISCELLANEOUS

     8.1 Dispute Resolution.

          8.1.1. Informal Resolution Procedure. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation, if possible. To accomplish this objective, the Parties agree to follow the procedures set in this Section
8.1 if and when an issue or dispute arises under this Agreement.

          8.1.2. Chief Executive Discussion. In the event of any claim, controversy, issue or dispute arising out of, or related to, this Agreement which the parties are unable or unwilling to resolve on an informal basis (collectively referred to hereafter as "Claim"), the aggrieved Party shall submit written notice thereof to the other Party. If representatives of both Parties, other than their respective chief executive officers, are unable to resolve any such Claim arising within their authority within thirty (30) days after receipt of written notice of same, either Party may, by written notice to the other (the "Executive Referral Notice"), require that such Claim be referred to the Parties' respective chief executive officers for attempted resolution by good faith negotiations. Within thirty (30) days of the date of the Executive Referral Notice, such chief executive officers shall meet at a mutually agreeable time and place and shall use good faith efforts to attempt to resolve such dispute or issue.


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          8.1.3 Mediation. If such chief executive officers fail to resolve such
Claim within thirty (30) days of the date of the Executive Referral Notice, then the matter shall be submitted to a mandatory one-day non-binding mediation between the Parties in Chicago, Illinois before a mediator mutually-agreed to by the Parties, which mediation shall take place within sixty (60) days of the date of the Executive Referral Notice. If the Parties are unable to agree on the identity of the mediator, the specific location or time of mediation, then the Claim shall be deemed unresolved and the terms of Section 8.1.4 shall apply.

          8.1.4 Binding Arbitration. If the Claim is still not resolved sixty
(60) days after the date of the Executive Referral Notice, the Claim shall be decided by arbitration before the American Arbitration Association in accordance with the Commercial Arbitration Rules ("Rules") of the American Arbitration Association, unless the Parties agree otherwise. This agreement to arbitrate shall be specifically enforceable under the Federal Arbitration Act. Within ninety (90) days of the date of the Executive Referral Notice, each Party shall select an arbitrator and give written notice to the other Party of the identity of such arbitrator. Within one hundred twenty (120) days of the date of the Executive Referral Notice, the arbitrators shall select a neutral arbitrator. The arbitration shall be conducted by such panel of three arbitrators selected in accordance with this Agreement. In the event the two Party-selected arbitrators are unable to agree on the identity of the third arbitrator, such third arbitrator shall be a neutral arbitrator selected in accordance with the Rules. The award rendered by the arbitrators shall be a "reasoned award", including findings of fact and conclusions of law. Such award shall be final and binding on all Parties, and judgment may be entered thereon in any court having jurisdiction thereof, except that either Party shall be entitled to de novo review of said award, including the findings of fact and conclusions of law, in a court of competent jurisdiction in New York, New York. The arbitration shall be held in New York, New York.

     8.2. Assignment.

          8.2.1. Affiliates. Either Party may assign any of its rights or obligations under this Agreement in any country to any of its affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement, and further provided that if a proposed assignment would have an adverse financial impact upon the non-assigning Party (e.g., by reason of changed tax treatment of payments due under this Agreement), such assignment shall be subject to the other Party's prior written consent.

          8.2.2. Merger, Acquisition Or Sale Of Assets. Subject to the terms hereof, either Party may assign its rights or obligations under this Agreement to a non-affiliate only in connection with a merger or similar reorganization or the sale of all or substantially all of its assets relating to ospemifene without the prior written consent of the other Party. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and shall be fully enforceable against the surviving, consolidated or reorganized entity of such merger, consolidation or re-organization and no consent for such merger, reorganization or sale shall be required hereunder; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

          8.2.3. Binding Upon Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void and the rights and obligations shall remain in the Party that attempted the void assignment.

     8.3. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.


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     8.4. No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner any trade name or trademark of either Party or its affiliates in connection with the performance of this Agreement.

     8.5. Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

If to Hormos, addressed to:

   PharmaCity, Itainen Pitkakatu 4 B
   FIN-20520
   Turku, Finland
   Attention: CEO
   Telephone: +358 2 410 8000
   Telecopy: +358 2 410 8001

With a copy to:

   Quatrx Pharmaceuticals Company
   777 East Eisenhower Parkway, Suite 100
   Ann Arbor, MI 48108
   Telephone: 734-913-9900
   Telecopy: 734-913-0743

If to Tess, addressed to:

   P.O. Box 2147, Granite Bay
   California 95746, U.S.A.
   Attention: CEO
   Telephone: ________________
   Telecopy: _________________

     8.7. Limitation Of Liability. IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE AFFILIATES AND PERMITTED SUBLICENSEES BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, except to the extent such Party may be required to indemnify the other Party from such damages claimed by third parties under Article 8.

     8.8. Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     8.9. Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to


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

the Parties or under circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     8.10. Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

     8.11. Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of New York, United States, without reference to conflicts of laws' rules or principles.

     8.12. Bankruptcy Provision. All rights and licenses granted by Tess to Hormos under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined in Section 101 of the Bankruptcy Code. The Parties agree that Hormos, as exclusive licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Tess under the Bankruptcy Code, Hormos shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to Hormos (i) upon such commencement of a bankruptcy proceeding, unless Tess elects to continue to perform all of its obligations under this Agreement; or (ii) if not delivered under (i) above, upon rejection of this Agreement by or on behalf of Tess.

     8.13. Headings. The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

     8.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.15. Entire Agreement. This Agreement and all exhibits attached hereto, and all documents delivered concurrently herewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersede and terminate all prior agreements and understanding between the Parties as to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

     8.16. Independent Contractors. Each Party acknowledges that neither it nor any of its employees are employees of the other Party and that neither it nor any of its employees are eligible to participate in any employee benefit plans of the other Party. Each Party further acknowledges that neither it nor any of its employees are eligible to participate in any such benefit plans even if it is later determined that its or any of its employees' status during the period of this Agreement was that of an employee of the other Party. In addition, each Party hereby waives any claim that it may have under the terms of any such benefit plans or under any law for participation in or benefits under any of the other Party's benefit plans.


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     8.17 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, earthquake, explosion, flood, strike, lockout, embargo, act of God, or any other similar or dissimilar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure. In the event, the force majeure event persists for more than six (6) months, either Party shall have the right to terminate this Agreement.

IN WITNESS WHEREOF, the parties' duly authorized representative(s) have executed this Restated Transfer Agreement.

TESS DIAGNOSTICS AND PHARMACEUTICALS, INC.


by /s/ Gregory T. Wurz
   ----------------------------------
name Gregory T. Wurz

title CEO


HORMOS MEDICAL CORP.


by /s/ Risto Lammintausta
   ----------------------------------
name Risto Lammintausta

title Chief Executive Officer


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

                                 ACKNOWLEDGEMENT

THE UNDERSIGNED hereby acknowledge and agree that the undersigned has assigned, and hereby do assign to Tess Diagnostics and Pharmaceuticals, Inc., without restriction, all of their respective rights, title and interests in and to the following patents (the "Assigned Patents") and he does not own or control, and he has not granted to any third party, any other rights to inventions, patents or patent applications or other rights in or to or relating to the chemical compound known as ospemifene:

i) "Method for the treatment of ***********************************************
***************************** (or: ***************************************
************************************************)" US Patent ********* and all
corresponding patents and patent applications and any foreign counterparts thereof, and any continuations, continuations-in-part, divisions, re-issues, additions, renewals and extensions thereof, and any patents issuing therefrom, and

ii) "********************************" US Patent ********* and all other corresponding patents/patent applications and any foreign counterparts thereof, and any continuations, continuations-in-part, divisions, re-issues, additions, renewals and extensions thereof, and any patents issuing therefrom.


[NOTARY]                                /s/ ******************
                                        ----------------------------------------
                                        ******************

                                        Date: May 11, 2005


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EXHIBIT A

Ospemifene Patents for the purposes of the Agreement this Exhibit is attached means the following US patents and US patent applications an any and all foreign counterparts thereof, and any continuations, continuations-in-part, divisions, re-issues, additions, renewals extensions, substitutions and revalidations thereof, and any patents issuing thereof:

1. Invention: Ospemifene osteoporosis (and composition of matter)

Title:
****************************************************************************
**********************************

US Patents No. *******************

2. Invention: Ospemifene Atrophy

Title: ***********************************************************************
*********************************

US Patent application No. US *********

3. Invention: Ospemifene cholesterol

Title: ********************************

US Patent No. *******

4. Invention: Ospemifene climacteric disorders

Title: ********************************************************************
***************************************************************************
***********************************************

US Patent No: *******


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